Exhibit 10.3

EXECUTION VERSION

THIRD AMENDMENT AND CONSENT dated as of September 20, 2013 (“Amendment”), executed in connection with the LOAN AND SECURITY AGREEMENT, dated as of September 17, 2012 (as such Agreement has been and may hereafter be amended, supplemented or restated from time to time, the “Loan Agreement”), by and among INTERCLOUD SYSTEMS, INC. f/k/a GENESIS GROUP HOLDINGS, INC., a Delaware corporation (the “Borrower”), RIVES-MONTEIRO LEASING, LLC, an Alabama limited liability company, TROPICAL COMMUNICATIONS, INC., a Florida corporation, ADEXCOMM CORPORATION, a Florida corporation, ENVIRONMENTAL REMEDIATION AND FINANCIAL SERVICES, LLC, a New Jersey limited liability company, AWS SOLUTIONS, INC., a Florida corporation, and each other Person that is now, or from time to time hereafter may become, a party thereto as a guarantor (collectively, the “Guarantors,” and each a “Guarantor”), MIDMARKET CAPITAL PARTNERS, LLC, a Delaware limited liability company (“MMCP”), in its capacity as agent for the Lenders, as hereinafter defined (in such capacity, the “Agent”), and each of the financial institutions which is now or which hereafter becomes a party thereto as a lender (each individually a “Lender”, and collectively, the “Lenders”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

WHEREAS, Borrower has requested and Lenders have agreed to (i) consent to Loan Parties’ execution and delivery of the PNC Loan Documents (defined below) and incurrence of Liens in connection therewith, (ii) consent to the Loan Parties’ incurrence of Indebtedness pursuant to the PNC Credit Agreement (defined below), (iii) extend the Second Additional Term Loan (defined below) to Borrower and (iv) agree to certain modifications to the terms and provisions of the Loan Agreement, in each case on the terms and subject to the conditions contained in this Amendment, as more particularly described in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound, the Borrower, the Guarantors, the Agent and the Lenders hereby agree as follows:

Section One. Consent.

(a)            Effective upon the satisfaction of the conditions precedent contained in Section Four (a) hereof, and notwithstanding any of the restrictions contained in Section 6 of the Loan Agreement or anything to the contrary contained in the Loan Agreement or the other Loan Documents, Lenders hereby consent to the following:

(i)               Loan Parties’ execution and delivery of the PNC Loan Documents as in effect on the date of this Amendment and as may be amended to the extent permitted by the Intercreditor Agreement;

(ii)              Loan Parties’ incurrence of Liens in connection with the PNC Loan Documents to secure the PNC Obligations, to the extent of the principal amount set forth in clause (k) of Section 6.1 of the Loan Agreement; and

(iii)             Loan Parties’ incurrence of Indebtedness under the PNC Credit Agreement, to the extent of the principal amount set forth in clause (k) of Section 6.1 of the Loan Agreement (as amended by Section Two (a)(vi) of this Amendment).

(b)           Effective upon the satisfaction of the conditions precedent contained in Section Four (b) hereof, and notwithstanding any of the restrictions contained in Section 6 of the Loan Agreement or anything to the contrary contained in the Loan Agreement or the other Loan Documents, Lenders hereby consent to Loan Parties’ incurrence of Indebtedness under the PNC Credit Agreement, to the extent of the principal amount set forth in clause (k) of Section 6.1 of the Loan Agreement (as amended by Section Two (b)(vii) of this Amendment).

Section Two. Amendment.

(a)           Subject to the satisfaction of the conditions precedent contained in Section Four (a) hereof, the Loan Agreement is hereby amended effective as of the date of this Amendment as follows:

(i)              Section 1.1. Certain Defined Terms. Section 1.1 of the Loan Agreement is amended by adding the following defined terms thereto: “Intercreditor Agreement”, “PNC Credit Agreement”, “PNC Loan Documents”, “PNC Obligations”, “Third Amendment” and “Third Amendment Closing Date”:

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of September 20, 2013, among Agent, as Term Loan Agent (as defined therein) and PNC Bank, National Association, as Revolving Agent (as defined therein).

“PNC Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of September 20, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time), among Borrower, Guarantors and any other person that is or becomes a borrower thereunder, the financial institutions which are or which become a party thereto as lenders and PNC Bank, National Association, as agent for such lenders.

“PNC Loan Documents” means, collectively, the PNC Credit Agreement and the “Other Documents” as such term is defined in the PNC Credit Agreement.

“PNC Obligations” means the “Obligations” as such term is defined in the PNC Credit Agreement.

“Third Amendment” means the Third Amendment and Consent executed in connection with this Agreement, dated as of September 20, 2013.

“Third Amendment Closing Date” means September 20, 2013.

(ii)            Section 1.1. Definition of “Maturity Date”. Section 1.1 of the Loan Agreement is amended by deleting the definition of “Maturity Date” in its entirety and by substituting the following in lieu thereof:

“Maturity Date” means September 17, 2017, provided, however, if Borrower fails to raise by the Term Decrease Date at least $20,000,000 in connection with the Offering, the Maturity Date shall automatically mean, and become, June 17, 2014.

(iii)           Section 1.1. Definition of “Permitted Encumbrances”. The definition of “Permitted Encumbrances” in Section 1.1 of the Loan Agreement is amended by (i) deleting therefrom the word “and” which immediately precedes clause (L) thereof and (ii) adding the following immediately after clause (L) thereof:

; and

(M) Liens securing the PNC Obligations, to the extent of the principal amount set forth in clause (k) of Section 6.1 of this Agreement

(iv)          Section 1.1. Definition of “Subordinated Debt”. The definition of “Subordinated Debt” in Section 1.1 of the Loan Agreement is amended by deleting the last sentence of such definition in its entirety and by substituting the following in lieu thereof:

For the avoidance of doubt, none of the Indebtedness evidenced by or payable pursuant to the ADEX Note, the ADEX Excepted Payments or the PNC Loan Documents shall constitute Subordinated Debt.

(v)           Section 2.5(F) clause (i). Mandatory Prepayment. Clause (i) of Section 2.5(F) of the Loan Agreement is amended by deleting therefrom the reference to the date “April 30, 2013” and replacing it with the date “December 31, 2013.”

(vi)          Section 6.1. Indebtedness and Liabilities. Section 6.1 of the Loan Agreement is amended by (i) deleting therefrom the word “and” which immediately precedes clause (j) thereof and (ii) adding the following immediately after clause (j) thereof:

; and (k) Indebtedness owing under the PNC Credit Agreement in an amount equal to the sum of (i) an aggregate principal amount not to exceed $390,000 at any one time outstanding, provided that any such amount shall be used exclusively to pay the transactional fees and expenses relating to the events contemplated to occur under the PNC Loan Documents and this Amendment on the Third Amendment Closing Date, plus (ii) all interest, fees, costs and expenses that are capitalized into principal under the PNC Loan Documents as in effect on the date of this Amendment and as may be amended to the extent permitted by the Intercreditor Agreement

(vii)            Section 6.3(C). No Pledge Restrictions. Section 6.3(C) of the Loan Agreement is amended by deleting therefrom the term “Loan Documents” and replacing it with the terms “Loan Documents and PNC Loan Documents.”

(viii)            Section 6.19. Amendments to Subordinated Debt, Earn-Out Obligations  or Preferred Stock. Section 6.19 of the Loan Agreement is amended by deleting (i) the caption “Amendments to Subordinated Debt, Earn-Out Obligations or Preferred Stock” and replacing it with the caption “Amendments to PNC Loan Documents, Subordinated Debt, Earn-Out Obligations or Preferred Stock” and (ii) the first sentence of Section 6.19 in its entirety and by substituting the following in lieu thereof:

No Loan Party shall amend, supplement or otherwise modify the terms of payment of any of the PNC Loan Documents (except to the extent permitted by the Intercreditor Agreement), Subordinated Debt, Earn-Out Obligations, ERFS Earn-Out Obligations, Preferred Stock or ERFS Preferred Stock, in any manner adverse to the interests of Agent or any Lender without the prior written consent of Agent.

(b)           Subject to the satisfaction of the conditions precedent contained in Section Four (b) hereof, the Loan Agreement is hereby amended effective as of the date such conditions precedent are satisfied:

(i)               Section 1.1. Certain Defined Terms. Section 1.1 of the Loan Agreement is amended by (i) deleting the definitions of “Additional Term Loan”, “Additional Term Loan Maturity Date”, “Additional Term Note”, “Term Loan” and “Term Note” in their entirety, and (ii) by adding the following defined terms thereto: “First Additional Term Loan”, “First Additional Term Loan Installment Date”, “First Additional Term Loan Maturity Date”, “First Additional Term Note”, “Second Additional Term Loan”, “Second Additional Term Loan Closing Date” , “Second Additional Term Loan Maturity Date”, “Second Additional Term Loan Transaction Fee”, “Second Additional Term Note”, “Term Loan” and “Term Note”:

“First Additional Term Loan” has the meaning given such term in Section 2.1.

“First Additional Term Loan Installment Date”

means November 13, 2013.

“First Additional Term Loan Maturity Date” means the first yearly anniversary of the Second Additional Term Loan Closing Date.

“First Additional Term Note” means, collectively, the promissory notes payable by Borrower to Lenders, each in an amount equal to such Lender’s Commitment Percentage of the First Additional Term Loan, each dated as of the First Amendment Closing Date, in a form acceptable to Agent, issued pursuant to Section 2.1, which evidences Borrower’s indebtedness in respect of the First Additional Term Loan, and any amendment or restatement thereof.

“Second Additional Term Loan” has the meaning given such term in Section 2.1.

“Second Additional Term Loan Closing Date” means the date on which all of the conditions set forth in Section Four (b) of the Third Amendment have been satisfied.

“Second Additional Term Loan Maturity Date” means the first yearly anniversary of the Second Additional Term Loan Closing Date.

“Second Additional Term Loan Transaction Fee” has the meaning given such term in Section 2.4(A).

“Second Additional Term Note” means, collectively, the promissory notes payable by Borrower to Lenders, each in an amount equal to such Lender’s Commitment Percentage of the Second Additional Term Loan, each dated as of the Second Additional Term Loan Closing Date, in a form acceptable to Agent, issued pursuant to Section 2.1, which evidences Borrower’s indebtedness in respect of the Second Additional Term Loan, and any amendment or restatement thereof.

“Term Loan” means, collectively, the Original Term Loan, the First Additional Term Loan and the Second Additional Term Loan, and any amendment or restatement thereof.

“Term Note” means, collectively, the Original Term Note, the First Additional Term Note and the Second Additional Term Note.

(ii)              Section 2.1. Term Loan. Section 2.1 of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lenders agree to lend to Borrower the Term Loan in the aggregate original principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) which shall be funded as follows: (a) on the Closing Date, Lenders shall make a loan to Borrower in the original principal amount of Thirteen Million Dollars ($13,000,000) (the “Original Term Loan”), (b) on the First Amendment Closing Date, Lenders shall make a loan to Borrower in the original principal amount of Two Million Dollars ($2,000,000) (the “First Additional  Term Loan”) and (c) on the Second Additional Term Loan Closing Date, Lenders shall make a loan to Borrower in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Second Additional Term Loan”). The Original Term Loan shall be due and payable in full on the Maturity Date, the First Additional Term Loan shall be due and payable in full on the First Additional Term Loan Maturity Date and the Second Additional Term Loan shall be due and payable in full on the Second Additional Term Loan Maturity Date, in each case without defense, set off or counterclaim of any sort. Amounts borrowed under this Section 2.1 and repaid may not be reborrowed. In order to evidence each Lender’s Commitment Percentage of the Term Loan, (i) on or prior to the Closing Date, Borrower shall execute and deliver to each Lender the Original Term Note, (ii) on or prior to the First Amendment Closing Date, Borrower shall execute and deliver to each Lender the First Additional Term Note and (iii) on or prior to the Second Additional Term Loan Closing Date, Borrower shall execute and deliver to each Lender the Second Additional Term Note.

(iii)             Section 2.2. Use of Proceeds. Section 2.2 of the Loan Agreement is amended by adding the following new sentence after the second sentence of Section 2.2: “The proceeds of the Second Additional Term Loan shall be used exclusively to (i) pay the transactional fees and expenses relating to the events contemplated to occur under the Third Amendment on the Second Additional Term Loan Closing Date, (ii) redeem Series F Preferred Stock in an aggregate amount not to exceed $1,500,000 and repay the existing Indebtedness under the ICG Note (as defined in the Second Amendment), provided that such redemption or repayment, as applicable, is otherwise permitted pursuant to this Agreement and (iii) support Borrower’s working capital and long-term financing needs.”

(iv)            Transaction Fee. Section 2.4(A) of the Loan Agreement is amended by deleting the last sentence of Section 2.4(A) in its entirety and by substituting the following in lieu thereof:

On the Second Additional Term Loan Closing Date, Borrower shall be obligated to pay to Agent for its own account, in cash, a non-refundable fee (a “Second Additional Term Loan Transaction Fee”) in the amount of One Hundred Twenty Thousand Dollars ($120,000). In addition, on the Second Additional Term Loan Closing Date, Borrower shall be obligated to pay or reimburse Agent in cash for all reasonable costs and expenses incurred by Agent in connection with any matters contemplated by the Third Amendment which are due and payable as of the Second Additional Term Loan Closing Date. All amounts payable pursuant to this Section 2.4(A), including without limitation, the Transaction Fee and the Second Additional Term Loan Transaction Fee, shall be paid by netting the amount thereof against the proceeds of the Original Term Loan and the Second Additional Term Loan, as applicable.

(v)             Section 2.5(C). Scheduled Payments. Section 2.5(C) of the Loan Agreement is amended by (i) deleting the last sentence of Section 2.5(C) in its entirety and by substituting the following in lieu thereof: “The principal amount of the First Additional Term Loan shall be repaid in two installments, (i) on the First Additional Term Loan Installment Date in the amount of $500,000 and (ii) on the First Additional Term Loan Maturity Date in an amount equal to the entire remaining unpaid principal amount of the First Additional Term Loan, by automatic wire transfer to Agent’s bank account.” and (ii) adding the following new sentence after the last sentence of Section 2.5(C): “The entire principal amount of the Second Additional Term Loan shall become due and payable in full and be repaid in a single installment on the Second Additional Term Loan Maturity Date, by automatic wire transfer to Agent’s bank account.”

(vi)            Section 2.5(E). Voluntary Prepayment. Section 2.5(E) of the Loan Agreement is amended by deleting therefrom the reference to the term “Additional Term Loan” and replacing it with the terms “First Additional Term Loan or Second Additional Term Loan.”

(vii)            Section 6.1. Indebtedness and Liabilities. Clause (k) of Section 6.1 of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

Indebtedness owing under the PNC Credit Agreement in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding

Section Three. Representations and Warranties. To induce the Agent and the Lenders to execute this Amendment, Borrower and each Guarantor warrant and represent as follows:

(a)            all of the representations and warranties contained in the Loan Agreement and each other Loan Document are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, with the exception of any representation or warranty in respect of the non-existence of any Event of Default, to the extent any such Event of Default was waived pursuant to the Second Amendment;

(b)           the execution, delivery and performance of this Amendment by Borrower and each Guarantor is within their respective limited liability company or corporate, as applicable, powers, has been duly authorized by all necessary limited liability company or corporate, as applicable, action on their part, and Borrower and each Guarantor have received all necessary amendments and approvals (if any shall be required) for the execution and delivery of this Amendment;

(c)            upon its execution, this Amendment shall constitute the legal, valid and binding obligation of Borrower and each Guarantor, enforceable against each of them in accordance with its terms; and

(d)           immediately after giving effect to this Amendment, Borrower and Guarantors are not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any of them are a party or by which any of them may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, in each case by Borrower and each Guarantor will (i) require any authorization, amendment or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, amendment, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (ii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any Guarantor or of the Borrower’s or any Guarantors’ formation or governing documents; (iii) result in a breach of or constitute a default under any indenture or loan or Loan Agreement or any other material agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which the Borrower, any Guarantor or any of their respective properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor, other than liens and security interests in favor of the Agent which secure the Obligations.

Section Four. Conditions Precedent to Amendment and Consent.

(a)           This Amendment (with the exception of the consents and amendments contemplated to occur pursuant to Section One (b) and Section Two (b) hereof, which shall become effective upon the satisfaction of the condition precedent contained in Section Four (b)) shall become effective upon the satisfaction of all of the following conditions precedent:

(i)              Agent shall have received this Amendment, duly executed by the Borrower, each Guarantor and each other party hereto, as well as all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may reasonably request;

(ii)              Agent shall have entered into an intercreditor agreement with PNC Bank, National Association, on terms and conditions, and in form and substance, satisfactory to Agent;

(iii)             Agent shall have received and reviewed to its satisfaction a substantially final draft of the PNC Credit Agreement and each other PNC Loan Document as Agent may reasonably request;

(iv)             Borrower shall have paid directly to Agent’s counsel all attorneys’ fees and disbursements incurred by Agent on its behalf, or on behalf of Lenders, in connection with the Loan Agreement, including the negotiation, preparation and entering into of this Amendment;

(v)              After giving effect to the transactions contemplated by this Amendment, as of the Third Amendment Closing Date, no Event of Default or Default shall have occurred and be continuing;

(vi)             Agent shall have received the compliance certificate required Section 6.1(g)(D) of the Loan Agreement, in form and substance acceptable to Agent in its discretion, with respect to the incurrence of Subordinated Debt in the form of the ICG Note (as defined in the Second Amendment); and

(vii)          All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent and its counsel.

(b)           Section One (b) and Section Two (b) of this Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

(i)               Agent shall have received evidence that Borrower has consummated an Offering and, in connection therewith, it has received at least $20,000,000 in net cash proceeds as a result of such Offering;

(ii)              Agent shall have received this Amendment and the Second Additional Term Notes, each in form and substance reasonably satisfactory to Agent, each duly executed by the Borrower and each Guarantor, as applicable, as well as all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may reasonably request;

(iii)             Agent shall have received the executed legal opinions of (i) Pryor Cashman LLP and (ii) Lawrence M. Sands, Esq., in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment, the Second Additional Term Notes, the other Loan Documents and related agreements as Agent may reasonably require and Borrower and each Guarantor hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(iv)             Agent shall have received satisfactory results of an updated lien, tax, judgment and pending litigation search against Borrower and each Guarantor in each jurisdiction deemed necessary by the Agent;

(v)              After giving effect to the transactions contemplated by this Amendment, as of the Second Additional Term Loan Closing Date, no Event of Default or Default shall have occurred and be continuing;

(vi)             Agent shall have received a certificate of the Secretary of the Borrower and each Guarantor, certifying (i) as true and correct a copy of resolutions adopted by Borrower’s and each Guarantor’s members or directors, as applicable, approving and authorizing the execution, delivery and performance by Borrower and each Guarantor of this Amendment and all other Loan Documents (ii) that there have been no amendments, supplements, or other modifications to Borrower’s or any Guarantor’s respective formation and governance documents since the Closing Date, or attaching updated formation and governance documents as of the Second Additional Term Loan Closing Date, as necessary, and in each case, that the copies of such formation and governance documents delivered to the Agent on such date are true, correct and complete copies as in full force and effect on the Second Additional Term Loan Closing Date and (iii) that the incumbency certificates, setting forth the name(s) and signature(s) of the officers of Borrower and each Guarantor authorized to execute and deliver any Loan Document, previously delivered to the Agent have not been amended and are in full force and effect on the date hereof;

(vii)            Agent shall have received a closing certificate signed by an authorized officer of Borrower dated as of the Second Additional Term Loan Closing Date, certifying that (i) all representations and warranties set forth in this Amendment, the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of such date, except to the extent any such representation or warranty relates only to a specific date, in which case such representation or warranty shall be true and correct in all material respects only as of such specific date, (ii) immediately after giving effect to Section One (b) and Section Two (b) of this Amendment, Borrower is on such date in compliance with all the terms and provisions set forth in this Amendment, the Loan Agreement and the other Loan Documents, (iii) immediately after giving effect to Section One (b) and Section Two (b) of this Amendment, no Default or Event of Default has occurred or is continuing, (iv) Borrower is in compliance with all federal, state and local statutes, rules, regulations and ordinances applicable to it, except those the failure with which to comply could not reasonably be expected to have a Material Adverse Effect and (v) all of the conditions set forth in this Section Four (b) have been satisfied;

(viii)           Agent shall have received a solvency certificate signed by an authorized officer of Borrower dated as of the Second Additional Term Loan Closing Date, certifying that immediately after giving effect to the transactions contemplated by Section One (b) and Section Two (b) of this Amendment, Borrower is and will be solvent, is and will be able to pay its debts as they mature, has and will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Second Additional Term Loan Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) immediately subsequent to the Second Additional Term Loan Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities; and

(ix)            All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent and its counsel.

Section Five. Release. Borrower and each Guarantor acknowledge and agree that they have no claims, suits or causes of action against Agent or any Lender and hereby remise, release and forever discharge Agent and each Lender, their officers, directors, members, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which Borrower or any Guarantor has or may have arising from any act, omission or otherwise, at any time immediately prior to the effectiveness of (i) this Amendment (excluding Section One (b) and Section Two (b) hereof) and (ii) Section One (b)  and Section Two (b) of this Amendment.

Section Six. Confirmation of Existing Agreements.

(a)            Pledge Agreement. Borrower, in its capacity as Pledgor under the Pledge Agreement dated September 17, 2012 and executed by Borrower in favor of Agent, hereby acknowledges and confirms the continuing validity and enforceability of such Pledge Agreement, and that the Obligations, which are secured by the liens and security interests granted to Agent for the benefit of Lenders pursuant to such Pledge Agreement, include without limitation the Second Additional Term Loan (as of the Second Additional Term Loan Closing Date) and all other Obligations arising in connection with this Amendment or the transactions contemplated hereunder.

(b)            Guaranty Agreement. Each Guarantor, in its capacity as Guarantor under the Guaranty and Suretyship Agreement dated as of September 17, 2012 and entered into by each Guarantor, hereby acknowledges and confirms the continuing validity and enforceability of the Guaranty and Suretyship Agreement, and that the Obligations, which are unconditionally guaranteed by each Guarantor pursuant to the Guaranty and Suretyship Agreement, include without limitation the Second Additional Term Loan (as of the Second Additional Term Loan Closing Date) and all other Obligations arising in connection with this Amendment or the transactions contemplated hereunder.

Section Seven. General Provisions.

(a)           Within thirty (30) days of the date hereof, Borrower shall have delivered to Agent, in form and substance acceptable to Agent, a springing deposit account control agreement in respect of each deposit account maintained by each Loan Party, duly executed by each applicable Loan Party and each bank at which each such deposit account is maintained, in favor of Agent and PNC Bank, National Association, in accordance with Section 4.8(h) of the PNC Credit Agreement.

(b)           Agent and Lenders hereby confirm that each of the Designated Events of Default (as defined in the Second Amendment) have been waived pursuant to the Second Amendment.

(c)           The Loan Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms as so amended. The Borrower and each Guarantor, as applicable, hereby confirm their existing pledge, assignment and grant to the Agent, for the ratable benefit of the Lenders, of a perfected lien on and security interest in the Collateral, as security for the payment and performance of all present and future Obligations. Borrower and each Guarantor hereby confirm that all security interests at any time granted by each of them to the Agent for the ratable benefit of the Lenders in any and all of Borrower’s and each Guarantor’s property and assets, including the Collateral, continue in full force and effect and secure and shall continue to secure the Obligations so long as any such Obligations remain outstanding and that all Collateral subject thereto remains free and clear of any liens or encumbrances other than (i) those in favor of the Agent provided for under the Loan Agreement and the other Loan Documents, and (ii) other Permitted Encumbrances.

(d)           All references to the Loan Agreement in the other Loan Documents shall mean the Loan Agreement as heretofore and as hereafter amended, supplemented and modified from time to time.

(e)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(f)           This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(g)           This Amendment shall be governed by and construed in accordance with the substantive laws of the State of New York.

(h)           This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written agreement of Agent.

(i)            Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(j)            Borrower and each Guarantor hereby confirm and agree, and represent and warrant, that all Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrower under the Loan Agreement and the other Loan Documents, as reflected in the books and records of Agent as of the date hereof, are unconditionally owing from and payable by Borrower to Lenders and that Borrower is indebted to Lenders with respect thereto, all without any set-off, deduction, counterclaim or defense.

(k)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by email or facsimile shall be as effective as delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the Borrower, each Guarantor, Agent and the Lenders have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

AGENT:	MIDMARKET CAPITAL PARTNERS, LLC

	By:	/s/ Joseph Haverkamp
	Name:	Joseph Haverkamp
	Title:	Managing Director

LENDERS:	GREAT AMERICAN LIFE INSURANCE COMPANY

	By:	/s/ Mark E. Muething
	Name:	/s/ Mark E. Muething
	Title:	Executive Vice President
Commitment Percentage: 70%

GREAT AMERICAN INSURANCE COMPANY

By:	/s/ Stephen C. Besaha
Name:	Stephen C. Benaha
Title:	Assistant Vice President
Commitment Percentage: 30%

BORROWER:	INTERCLOUD SYSTEMS, INC.

	By:	/s/Lawrence Sands
	Name:	Lawrence Sands
	Title:	Senior Vice President

GUARANTORS:	RIVES-MONTEIRO LEASING, LLC

	By:	/s/Lawrence Sands
	Name:	Lawrence Sands
	Title:	Vice President

TROPICAL COMMUNICATIONS, INC.

By:	/s/Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

[Third Amendment]

ADEX CORPORATION

By:	/s/Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

T N S, INC.

By:	/s/Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

ADEXCOMM CORPORATION

By:	/s/Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

ENVIRONMENT REMEDIATION AND FINANCIAL SERVICES, LLC

By:	/s/Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

AWS SOLUTION

By:	/s/Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

 [Third Amendment]